UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 250, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2017, Neothetics, Inc. (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”). As of April 24, 2017, the record date of the Annual Meeting, there were 13,831,747 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 10,776,643 shares of the Company’s common stock were represented in person or by proxy. The Company’s stockholders elected a Class III director and approved the ratification of the independent registered public accounting firm as detailed below. Each of the voting matters (the “Proposals”) are described in detail in the Company’s definitive proxy statement for the Annual Meeting that was filed with the Securities and Exchange Commission on April 28, 2017. The final votes on the Proposals presented at the Annual Meeting are as follows:

Proposal 1

Kim P. Kamdar, Ph.D. was elected as a Class III director to hold office until the 2020 Annual Meeting of Stockholders and until her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Kim P. Kamdar, Ph.D.	6,657,690	87,461	4,031,492

The following individuals are continuing directors with terms expiring upon the 2018 Annual Meeting of Stockholders: Jeffrey M. Nugent and Maxim Gorbachev.

The following individual is a continuing director with a term expiring upon the 2019 Annual Meeting of Stockholders: Martha J. Demski.

Proposal 2

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 by the following vote:

Votes For	Votes Against	Abstentions
10,706,397	70,246	0

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: June 21, 2017	By:	/s/ Susan A. Knudson
Susan A. Knudson
Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

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